Exhibit 99.1

Moelis & Company Reports Third Quarter 2015 Financial Results;

Quarterly Dividend of $0.30 Per Share

•                  Third quarter revenues of $151.8 million, up 18% from the third quarter of 2014; first nine month revenues of $377.1 million, up 1% from the same period in 2014

•                  Adjusted Pro Forma net income of $0.45 per share (diluted) for the third quarter and $1.11 per share (diluted) for the first nine months of 2015, respectively; GAAP net income of $0.47 per share (diluted) and $1.07 per share (diluted) for the third quarter and first nine months of 2015, respectively

•                  Continued to execute on growth strategy

•                  Appointed Co-Founders Navid Mahmoodzadegan and Jeff Raich as Co-Presidents; Rick Leaman appointed Vice Chairman of Moelis & Company

•                  Appointed John A. Allison as an independent member of the Board of Directors

•                  Announced the hiring of two Managing Directors in the U.S. since our last earnings release to enhance industry expertise in consumer and technology, media and telecommunications; added 11 net Managing Directors year-to-date

•                  Cash of $200.8 million and no debt at quarter-end

•                  Declared quarterly dividend of $0.30 per share

NEW YORK, October 28, 2015 — Moelis & Company (“we” or the “Firm”) (NYSE: MC) today reported financial results for the third quarter ended September 30, 2015.  The Firm’s total revenues of $151.8 million for the third quarter represented an increase of 18% from the third quarter of 2014.  Adjusted Pro Forma net income was $25.1 million or $0.45 per share (diluted) for the third quarter of 2015, as compared with $23.2 million or $0.42 per share (diluted) in the prior year period.

For the first nine months of 2015, revenues were $377.1 million, increasing 1% from the prior year period and resulting in $61.2 million of Adjusted Pro Forma net income, or $1.11 per share (diluted).  This compares with $66.0 million of Adjusted Pro Forma net income or $1.20 per share (diluted) in the first nine months of 2014.

On a GAAP basis, the Firm reported net income of $34.6 million or $0.47 per share (diluted) for the third quarter and $81.4 million or $1.07 per share (diluted) for the first nine months of 2015.

This compares to GAAP net income of $32.8 million and a net loss of $5.7 million for the third quarter and first nine months of 2014, respectively, or a net loss of $0.82 per share (diluted) for the period from the IPO closing on April 22, 2014 through September 30, 2014.

“Our third quarter revenues reflect accelerated growth in our M&A related activity driven by new business and clients and the continued maturation of our Managing Directors.  We continue to attract top talent and ended the quarter with 104 Managing Directors and over 460 advisory professionals.  Despite recent market volatility, we remain optimistic about our opportunities to grow our Firm and deliver value to our shareholders,” said Ken Moelis, Chairman and Chief Executive Officer.

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions on which it advised as well as other factors.  Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Moelis & Company completed its IPO on April 22, 2014 and introduced a new corporate structure. Currently 37% of the operating partnership (Moelis & Company Group LP) is owned by the corporation (Moelis & Company) and is taxed as a corporation.  The remaining 63% is owned by partners and is primarily subject to tax at the partner level (except for certain state and local and foreign income taxes).  The Adjusted Pro Forma results included herein remove the impact of adjustments to the Company’s Tax Receievable Agreement and compensation expenses specifically related to the Firm’s IPO awards, and apply the corporate tax rate to all earnings under the assumption that all outstanding Class A partnership units of Moelis & Company Group LP have been exchanged into Class A common stock of Moelis & Company. We believe the Adjusted Pro Forma results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results.  A reconciliation between our GAAP results and our Adjusted Pro Forma results is presented in the Appendix to this press release.

GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP			Adjusted Pro Forma*
	Three Months Ended September 30,
($ in thousands except per share data)	2015	2014	2015 vs. 2014 Variance	2015	2014	2015 vs. 2014 Variance

Revenues	$151,789	$128,651	18%	$151,789	$128,651	18%
Expenses:
Compensation and benefits	86,277	68,148	27%	84,806	66,670	27%
Non-compensation expenses	25,603	24,730	4%	25,603	24,730	4%
Total operating expenses	111,880	92,878	20%	110,409	91,400	21%
Operating income (loss)	39,909	35,773	12%	41,380	37,251	11%
Other income (expenses)	(456)	617	N/M	49	617	-92%
Income (loss) from equity method investments	450	1,105	-59%	450	1,105	-59%
Income (loss) before income taxes	39,903	37,495	6%	41,879	38,973	7%
Provision for income taxes	5,273	4,710	12%	16,751	15,784	6%
Net income (loss)	34,630	32,785	6%	25,128	23,189	8%

Net income (loss) attributable to noncontrolling interests	24,540	26,285	-7%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$10,090	$6,500	55%	$25,128	$23,189	8%

Diluted earnings per share	$0.47	$0.40	18%	$0.45	$0.42	8%

N/M = not meaningful

* See Appendix for a reconciliation of GAAP to Adjusted Pro Forma

	U.S. GAAP			Adjusted Pro Forma*
	Nine Months Ended September 30,
($ in thousands except per share data)	2015	2014	2015 vs. 2014 Variance	2015	2014	2015 vs. 2014 Variance

Revenues	$377,074	$374,855	1%	$377,074	$374,855	1%
Expenses:
Compensation and benefits	211,333	300,793	-30%	207,015	196,020	6%
Non-compensation expenses	71,679	71,661	0%	71,679	67,963	5%
Total operating expenses	283,012	372,454	-24%	278,694	263,983	6%
Operating income (loss)	94,062	2,401	N/M	98,380	110,872	-11%
Other income (expenses)	(474)	622	N/M	31	622	-95%
Income (loss) from equity method investments	3,510	(2,966)	N/M	3,510	(508)	N/M
Income (loss) before income taxes	97,098	57	N/M	101,921	110,986	-8%
Provision for income taxes	15,652	5,790	N/M	40,768	44,950	-9%
Net income (loss)	81,446	(5,733)	N/M	61,153	66,036	-7%

Net income (loss) attributable to noncontrolling interests	58,889	6,777	N/M	—	—	N/M
Net income (loss) attributable to Moelis & Company	$22,557	$(12,510)	N/M	$61,153	$66,036	-7%

Diluted earnings per share	$1.07	$(0.82)	N/M	$1.11	$1.20	-8%

N/M = not meaningful

* See Appendix for a reconciliation of GAAP to Adjusted Pro Forma

Revenues

For the third quarter of 2015, revenues were $151.8 million as compared with $128.7 million in the third quarter of 2014, representing an increase of 18%.  Our quarterly revenue growth was primarily driven by both increased M&A related activity and higher fees per completed M&A transaction.

For the first nine months of 2015, revenues were $377.1 million as compared with $374.9 million in the same period of 2014.  We advised 213 total clients in the first nine months of 2015 (104 of whom paid fees equal to or greater than $1 million) as compared with 206 clients (99 of whom paid fees equal to or greater than $1 million) during the same period in 2014.

We continued to execute on our strategy of profitable expansion.  Since our last earnings release, we hired two Managing Directors to strengthen our industry expertise in consumer and technology, media and telecommunications, resulting in a total of four Managing Directors in the U.S. and one Managing Director in the U.K. who started during the quarter.

Expenses

The following tables set forth information relating to the Firm’s operating expenses, which are reported net of client expense reimbursements.

	U.S. GAAP			Adjusted Pro Forma*
	Three Months Ended September 30,
($ in thousands)	2015	2014	2015 vs. 2014 Variance	2015	2014	2015 vs. 2014 Variance

Expenses:
Compensation and benefits	$86,277	$68,148	27%	$84,806	$66,670	27%
% of revenues	57%	53%		56%	52%
Non-compensation expenses	$25,603	$24,730	4%	$25,603	$24,730	4%
% of revenues	17%	19%		17%	19%
Total operating expenses	$111,880	$92,878	20%	$110,409	$91,400	21%
% of revenues	74%	72%		73%	71%
Income (loss) before income taxes	$39,903	$37,495	6%	$41,879	$38,973	7%
% of revenues	26%	29%		28%	30%

N/M = not meaningful

* See Appendix for a reconciliation of GAAP to Adjusted Pro Forma

	U.S. GAAP			Adjusted Pro Forma*
	Nine Months Ended September 30,
($ in thousands)	2015	2014	2015 vs. 2014 Variance	2015	2014	2015 vs. 2014 Variance

Expenses:
Compensation and benefits	$211,333	$300,793	-30%	$207,015	$196,020	6%
% of revenues	56%	80%		55%	52%
Non-compensation expenses	$71,679	$71,661	0%	$71,679	$67,963	5%
% of revenues	19%	19%		19%	18%
Total operating expenses	$283,012	$372,454	-24%	$278,694	$263,983	6%
% of revenues	75%	99%		74%	70%
Income (loss) before income taxes	$97,098	$57	N/M	$101,921	$110,986	-8%
% of revenues	26%	0%		27%	30%

N/M = not meaningful

* See Appendix for a reconciliation of GAAP to Adjusted Pro Forma

Total operating expenses on an Adjusted Pro Forma basis were $110.4 million for the third quarter of 2015 as compared with $91.4 million for the third quarter of 2014.  For the first nine months of 2015, Adjusted Pro Forma operating expenses were $278.7 million as compared with $264.0 million in the same period of 2014.  The increase in operating expenses in 2015 is primarily attributable to an increase in headcount with the addition of 85 advisory professionals since the third quarter of 2014.  This headcount growth is reflected in higher compensation and benefits expenses and non-compensation expenses.  The pre-tax income margin was 28% on an Adjusted Pro Forma basis for the third quarter and 27% for first nine months of 2015 as compared with 30% for both the third quarter and first nine months of 2014.

In the third quarter of 2015, compensation and benefits expenses on an Adjusted Pro Forma basis were $84.8 million, or 56% of revenues, which compares with $66.7 million of compensation and benefits expenses and 52% of revenues in 2014.  In the first nine months of 2015, compensation and benefits expenses on an Adjusted Pro Forma basis were $207.0 million, or 55% of revenues, which compares with Adjusted Pro Forma compensation and benefits expense of $196.0 million, or 52% of revenues in the first nine months of 2014.  The increased compensation ratio is attributable to the additional tranche of equity awarded in early 2015 and the increase in headcount combined with modest revenue growth.

Adjusted Pro Forma non-compensation expenses were $25.6 million for the third quarter of 2015 as compared with $24.7 million for the same period of the prior year.  Our Adjusted Pro Forma non-compensation expense ratio decreased to 17% from 19% in the same period of the prior year, primarily driven by increased revenues plus the timing of our annual client event, which was held during the third quarter of 2014 versus the fourth quarter of 2015.  For the first nine months of 2015, Adjusted Pro Forma non-compensation expenses were $71.7 million as compared with $68.0 million for the same period of the prior year.  The Adjusted Pro Forma non-compensation expense ratio increased to 19% from 18% primarily driven by flat revenues and increases in headcount related non-compensation expenses, partially offset by the timing of our annual client event.

Provision for Income Taxes

Prior to our IPO, the Firm was not subject to federal income taxes, but was primarily subject to New York City unincorporated business tax and certain foreign income taxes.  As a result of completing our IPO in April 2014, we have a new corporate structure and currently 37% of the operating partnership (Moelis & Company Group LP) is owned by the corporation (Moelis & Company) and is subject to U.S. federal income tax as a corporation.  Income tax on the remaining 63% continues to be subject to New York City unincorporated business tax and certain foreign income taxes and is accounted for at the partner level through our non-controlling interest adjustment.  For Adjusted Pro Forma purposes, we have assumed all outstanding Class A partnership units of Moelis & Company Group LP have been exchanged into Class A common stock of Moelis & Company such that 100% of the Firm’s third quarter 2015 income was taxed at our current corporate effective tax rate of 40.0%, versus a corporate effective tax rate of 40.5% for the third quarter of 2014.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position and as of September 30, 2015, we held cash and short term investments of $200.8 million and had no debt on our balance sheet.

On October 28, 2015, the Board of Directors of Moelis & Company declared a quarterly dividend of $0.30 per share.  The dividend will be paid on December 8, 2015 to common stockholders of record on November 23, 2015.

Earnings Call

We will host a conference call beginning at 4:30pm ET on Wednesday, October 28, 2015, accessible via telephone and the internet.  Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our third quarter 2015 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-877-510-3938 (domestic) or 1-412-902-4137 (international) and referencing the Moelis & Company Third Quarter 2015 Earnings Call.  Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-877-344-7529 (domestic) or 1-412-317-0088 (international); the conference number is 10074017.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors.  The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors.  Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings and other corporate finance matters.  The Firm serves its clients with over 650 employees based in 17 offices in North and South America, Europe, the Middle East, Asia and Australia.  For further information about Moelis & Company, please visit www.moelis.com.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. For a further discussion of such factors, you should read the Firm’s filings with the Securities and Exchange Commission. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted Pro Forma results are a non-GAAP measure which better reflect management’s view of operating results.  We believe that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable GAAP measures, are useful to investors to understand the Firm’s operating results by removing the significant accounting impact of one-time charges associated with the Firm’s IPO and assuming all Class A partnership units have been exchanged into Class A common stock.  These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP results to Adjusted Pro Forma results is presented in the Appendix.

Contacts

Investor Relations Contact:	Media Contact:
Michele Miyakawa	Andrea Hurst
Moelis & Company	Moelis & Company
t: + 1 310 443 2344	t: + 1 212 883 3666
michele.miyakawa@moelis.com	m: +1 347 583 9705
andrea.hurst@moelis.com

Appendix

GAAP Consolidated and Combined Statement of Operations (Unaudited)

GAAP Reconciliation to Adjusted Pro Forma Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated and Combined Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenues	$151,789	$128,651	$377,074	$374,855

Expenses
Compensation and benefits	86,277	68,148	211,333	300,793
Occupancy	3,836	3,560	11,228	10,195
Professional fees	5,116	5,995	12,813	14,588
Communication, technology and information services	4,862	3,945	13,403	11,589
Travel and related expenses	5,951	8,083	16,695	19,433
Depreciation and amortization	646	542	1,954	1,636
Other expenses	5,192	2,605	15,586	14,220
Total expenses	111,880	92,878	283,012	372,454

Operating income (loss)	39,909	35,773	94,062	2,401
Other income (expenses)	(456)	617	(474)	622
Income (loss) from equity method investments	450	1,105	3,510	(2,966)
Income (loss) before income taxes	39,903	37,495	97,098	57
Provision for income taxes	5,273	4,710	15,652	5,790
Net income (loss)	34,630	32,785	81,446	(5,733)

Net income (loss) attributable to noncontrolling interests	24,540	26,285	58,889	6,777
Net income (loss) attributable to Moelis & Company	$10,090	$6,500	$22,557	$(12,510)

Weighted-average shares of Class A common stock outstanding
Basic	20,184,835	15,262,343	19,919,675	15,262,940
Diluted	21,466,021	16,205,254	21,105,523	15,262,940
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.50	$0.43	$1.13	$(0.82)
Diluted	$0.47	$0.40	$1.07	$(0.82)

Moelis & Company

Reconciliation of GAAP to Adjusted Pro Forma Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended September 30, 2015
	GAAP	IPO-Related Expense Adjustments		Adjusted	As if Partnership Units Converted to Class A (c)	Adjusted Pro Forma
Revenues	$151,789	$—		$151,789	$—	$151,789

Expenses
Compensation and benefits	86,277	(1,471	)(a)	84,806	—	84,806
Non-compensation expenses	25,603	—		25,603	—	25,603
Total operating expenses	111,880	(1,471)		110,409	—	110,409

Operating income (loss)	39,909	1,471		41,380	—	41,380
Other income (expenses)	(456)	505	(b)	49	—	49
Income (loss) from equity method investments	450	—		450	—	450
Income (loss) before income taxes	39,903	1,976		41,879	—	41,879
Provision for income taxes	5,273	771	(b)	6,044	10,707	16,751
Net income (loss)	34,630	1,205		35,835	(10,707)	25,128

Net income (loss) attributable to noncontrolling interests	24,540	880		25,420	(25,420)	—
Net income (loss) attributable to Moelis & Company	$10,090	$325		$10,415	$14,713	$25,128

Weighted-average shares of Class A common stock outstanding
Basic	20,184,835			20,184,835	33,932,671	54,117,506
Diluted	21,466,021			21,466,021	33,932,671	55,398,692
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.50			$0.52		$0.46
Diluted	$0.47			$0.49		$0.45

(a)         Expense associated with the amortization of restricted stock units and stock options granted in connection with the IPO. In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; we will continue to adjust for this expense due to the one-time nature of the grant.

(b)         Reflects the netting of GAAP adjustments made to the Company’s Tax Receivable Agreement against provision for income taxes.

(c)          Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.  Accordingly, an adjustment has been made such that 100% of the Firm’s income is taxed at the corporate effective tax rate of 40.0% for the period presented.

	Three Months Ended September 30, 2014
	GAAP	IPO-Related Expense Adjustments		Adjusted	As if Partnership Units Converted to Class A (b)	Adjusted Pro Forma
Revenues	$128,651	$—		$128,651	$—	$128,651

Expenses
Compensation and benefits	68,148	(1,478	)(a)	66,670	—	66,670
Non-compensation expenses	24,730	—		24,730	—	24,730
Total operating expenses	92,878	(1,478)		91,400	—	91,400

Operating income (loss)	35,773	1,478		37,251	—	37,251
Other income (expenses)	617	—		617	—	617
Income (loss) from equity method investments	1,105	—		1,105	—	1,105
Income (loss) before income taxes	37,495	1,478		38,973	—	38,973
Provision for income taxes	4,710	190		4,900	10,884	15,784
Net income (loss)	32,785	1,288		34,073	(10,884)	23,189

Net income (loss) attributable to noncontrolling interests	26,285	1,039		27,324	(27,324)	—
Net income (loss) attributable to Moelis & Company	$6,500	$249		$6,749	$16,440	$23,189

Weighted-average shares of Class A common stock outstanding
Basic	15,262,343			15,262,343	38,992,321	54,254,664
Diluted	16,205,254			16,205,254	38,992,321	55,197,575
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.43			$0.44		$0.43
Diluted	$0.40			$0.42		$0.42

(a)         Expense associated with the one time non-cash acceleration of Managing Director unvested equity accelerated upon completion of the IPO and amortization of equity awards granted in connection with the IPO.

(b)         Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.  Accordingly, an adjustment has been made such that 100% of the Firm’s income is taxed at the corporate effective tax rate of 40.5% for the period presented.

	Nine Months Ended September 30, 2015
	GAAP	IPO-Related Expense Adjustments		Adjusted	As if Partnership Units Converted to Class A (c)	Adjusted Pro Forma
Revenues	$377,074	$—		$377,074	$—	$377,074

Expenses
Compensation and benefits	211,333	(4,318	)(a)	207,015	—	207,015
Non-compensation expenses	71,679	—		71,679	—	71,679
Total operating expenses	283,012	(4,318)		278,694	—	278,694

Operating income (loss)	94,062	4,318		98,380	—	98,380
Other income (expenses)	(474)	505	(b)	31	—	31
Income (loss) from equity method investments	3,510	—		3,510	—	3,510
Income (loss) before income taxes	97,098	4,823		101,921	—	101,921
Provision for income taxes	15,652	1,287	(b)	16,939	23,829	40,768
Net income (loss)	81,446	3,536		84,982	(23,829)	61,153

Net income (loss) attributable to noncontrolling interests	58,889	2,594		61,483	(61,483)	—
Net income (loss) attributable to Moelis & Company	$22,557	$942		$23,499	$37,654	$61,153

Weighted-average shares of Class A common stock outstanding
Basic	19,919,675			19,919,675	34,197,831	54,117,506
Diluted	21,105,523			21,105,523	34,197,831	55,303,354
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.13			$1.18		$1.13
Diluted	$1.07			$1.11		$1.11

(a)         Expense associated with the amortization of restricted stock units and stock options granted in connection with the IPO. In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; we will continue to adjust for this expense due to the one-time nature of the grant.

(b)         Reflects the netting of GAAP adjustments made to the Company’s Tax Receivable Agreement against provision for income taxes.

(c)          Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.  Accordingly, an adjustment has been made such that 100% of the Firm’s income is taxed at the corporate effective tax rate of 40.0% for the period presented.

	Nine Months Ended September 30, 2014
	GAAP	IPO-Related Expense Adjustments		Adjusted	As if Partnership Units Converted to Class A (d)	Adjusted Pro Forma
Revenues	$374,855	$—		$374,855	$—	$374,855

Expenses
Compensation and benefits	300,793	(104,773	)(a)	196,020	—	196,020
Non-compensation expenses	71,661	(3,698	)(b)	67,963	—	67,963
Total operating expenses	372,454	(108,471)		263,983	—	263,983

Operating income (loss)	2,401	108,471		110,872	—	110,872
Other income (expenses)	622	—		622	—	622
Income (loss) from equity method investments	(2,966)	2,458	(c)	(508)	—	(508)
Income (loss) before income taxes	57	110,929		110,986	—	110,986
Provision for income taxes	5,790	8,294		14,084	30,866	44,950
Net income (loss)	(5,733)	102,635		96,902	(30,866)	66,036

Net income (loss) attributable to noncontrolling interests	6,777	71,227		78,004	(78,004)	—
Net income (loss) attributable to Moelis & Company	$(12,510)	$31,408		$18,898	$47,138	$66,036

Weighted-average shares of Class A common stock outstanding
Basic	15,262,940			15,262,940	38,991,724	54,254,664
Diluted	15,262,940			15,928,589	38,991,724	54,920,313
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$(0.82)			$1.24		$1.22
Diluted	$(0.82)			$1.19		$1.20

(a)         Expense associated with the one time non-cash acceleration of Managing Director unvested equity accelerated upon completion of the IPO and amortization of equity awards granted in connection with the IPO.

(b)         Expense associated with the one-time non-cash acceleration of unvested equity held by non-employees of Moelis & Company.

(c)          Expense associated with the one-time non-cash acceleration of unvested equity held by employees of the Australian JV.

(d)         Assumes all outstanding Class A partnership units have been exchanged into Class A common stock. Accordingly, an adjustment has been made such that 100% of the Firm’s income is taxed at the corporate effective tax rate of 40.5% for the period presented.